UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): December 1, 2021
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 1, 2021, TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower” or the “Company”) and certain wholly-owned subsidiaries of TransUnion amended the Third Amended and Restated Credit Agreement, dated as of August 9, 2017 (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 14, dated as of May 2, 2018, Amendment No. 15, dated as of June 19, 2018, Amendment No. 16, dated as of June 29, 2018, Amendment No. 17, dated as of November 15, 2019, and Amendment No. 18, dated as of December 10, 2019, collectively, the “First Lien Credit Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in the First Lien Credit Agreement. Pursuant to Amendment No. 19 to the First Lien Credit Agreement, dated as of December 1, 2021, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto, (i) the First Lien Credit Agreement was amended to, among other things, provide for incremental term loans in an aggregate principal amount of $3,100,000,000 (the “2021 Incremental Term B-6 Loans”), the proceeds of which, together with cash on hand of the Borrower and its subsidiaries, were used to pay the cash consideration for the Acquisition (as defined below), inclusive of amounts to pay fees and expenses incurred in connection with the Acquisition and repay certain outstanding debt of Neustar (as defined below) and (ii) all of the obligations under the Loan Documents (as defined in the First Lien Credit Agreement) were reaffirmed in all respects. The 2021 Incremental Term B-6 Loans rank pari passu in right of payment and pari passu in right of security with the Revolving Credit Loans, the 2019 Replacement Term B-5 Loans and the 2019 Replacement Term A-3 Loans.
Holdings and its direct and indirect wholly-owned subsidiaries party to the First Lien Credit Agreement and ancillary agreements and documents (other than the Borrower) continue to provide an unconditional guaranty of all amounts owing under the First Lien Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries.
The Company is required to make principal payments on the 2021 Incremental Term B-6 Loans at the end of each quarter equal to 0.25% of the original principal amount thereof and the remaining balance will mature on December 1, 2028. Interest rates on the 2021 Incremental Term B-6 Loans are based, at Borrower’s election, on the London Interbank Offered Rate (“LIBOR”) or an alternate base rate, subject to, in the case of 2021 Incremental Term B-6 Loans that accrue interest based on LIBOR, a 0.50% floor, plus an applicable margin. The First Lien Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
On December 1, 2021, Holdings and the Borrower and certain wholly-owned subsidiaries of TransUnion entered into the Second Lien Credit Agreement, dated as of December 1, 2021 (the “Second Lien Credit Agreement”), by and among Holdings, the Borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto. The Second Lien Credit Agreement provides for second lien senior secured term loans in an aggregate principal amount of $640,000,000 (the “Second Lien Term Loans”), the proceeds of which, together with cash on hand of Borrower and its subsidiaries, were used to pay the cash consideration for the previously announced acquisition of Sontiq, Inc. (the “Sontiq Acquisition”), inclusive of amounts to pay fees and expenses incurred in connection with the Sontiq Acquisition and repay certain outstanding debt of Sontiq, Inc. The Second Lien Term Loans rank pari passu in right of payment and junior in right of security with the Revolving Credit Loans, the 2019 Replacement Term B-5 Loans, the 2019 Replacement Term A-3 Loans and the 2021 Incremental Term B-6 Loans.
The Second Lien Term Loans have no required quarterly principal payments and will mature on December 1, 2029. Interest rates on the Second Lien Term Loans are based, at Borrower’s election, on LIBOR or an alternate base rate, subject to, in the case of Second Lien Term Loans that accrue interest based on LIBOR, a 0% floor, plus an applicable margin. The Second Lien Credit Agreement contains various restrictive covenants. The restrictive covenants include restrictions on dividends, investments, indebtedness, liens, dispositions, future borrowings and other restricted payments.

Holdings and its direct and indirect wholly-owned subsidiaries party to the Second Lien Credit Agreement and ancillary agreements and documents (other than the Borrower) will provide an unconditional guaranty of all amounts owing under the Second Lien Credit Agreement. With certain exceptions, the obligations are secured by a second-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On December 1, 2021, the Company completed its previously announced acquisition of Neustar, Inc. (“Neustar”), pursuant to a Securities Purchase Agreement, dated as of September 11, 2021 (the “Purchase Agreement”) with Aerial Investors LLC, a Delaware limited liability company (“Seller”), providing for the purchase from Seller all of the issued and outstanding shares of Aerial Ultimate Holdings Corp., a Delaware corporation (“Neustar Holdings”) (the “Acquisition”). As a result of the Acquisition, Neustar has become a wholly-owned subsidiary of the Company.
At the closing of the Acquisition, the Company paid total consideration of $3.1 billion in cash, subject to certain customary purchase price adjustments set forth in the Purchase Agreement. At the closing, the Company deposited $45.0 million into escrow, which will be released to the parties following the closing, based on any adjustments to the purchase price for net working capital, cash and funded indebtedness and transaction expenses of Neustar Holdings and its subsidiaries.
This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to TransUnion’s Form 8-K filed on September 13, 2021, and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
In a press release issued on December 1, 2021, TransUnion announced the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by TransUnion under the Securities Act of 1933, as amended or under the Exchange Act, as amended, unless TransUnion expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 8.01    Other Events.
On December 1, 2021, TransUnion Interactive, Inc., a subsidiary of TransUnion, completed its previously announced acquisition of Sontiq, Inc., for a purchase price of $638 million in cash, subject to certain customary purchase price adjustments.
Item 9.01    Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description
2.1
Securities Purchase Agreement, dated as of September 11, 2021, by and between Trans Union LLC and Aerial Investors LLC (incorporated by reference to Exhibit 2.1 to TransUnion’s Current Report on Form 8-K filed September 13, 2021).*

99.1	Press release of TransUnion, dated December 1, 2021 (furnished herein pursuant to Item 7.01).
* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: December 1, 2021	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer